Exhibit 99.1

The First Bancshares, Inc. Reports a 15% Increase in Quarterly Net Earnings and Declares Quarterly Dividends

HATTIESBURG, Miss.--(BUSINESS WIRE)--October 14, 2016--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today reported net earnings available to common shareholders of $2.5 million for the third quarter of 2016, compared to net earnings available to common shareholders of $2.1 million reported for the third quarter of 2015 and $2.6 million in net earnings available to common shareholders for the second quarter of 2016. Diluted earnings for the third quarter of 2016 were $0.45 per common share, compared to $0.39 per common share reported for the third quarter of 2015 and $0.47 per common share reported for the second quarter of 2016. Third quarter 2016 net earnings included acquisition charges of $0.03 per share; therefore, operating earnings per share for the third quarter of 2016 were $0.48. The second quarter of 2016 and the third quarter of 2015 net earnings did not include any non-operating income or expenses.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are pleased to record another quarter of strong growth and improved profitability across our entire franchise. Our regional markets continue to offer us expansion opportunities as we continue to improve our market share throughout the Gulf South.”

Balance Sheet

Consolidated assets increased $41.7 million or 3.4% to $1.3 billion for the quarter ended September 30, 2016. Total loans were $854.4 million at September 30, 2016 as compared to $824.1 million at June 30, 2016 representing an increase of $30.3 million or 3.7%. Increased loan volume was spread across all real estate categories with residential real estate experiencing the largest growth. Fundings for commercial real estate loans increased $11.3 million or 3.8% quarter over quarter along with residential real estate growth of $14.2 million or 5.0%.

Total deposits increased $39.4 million or 3.8% to $1,071.8 million for the quarter ended September 30, 2016 with time deposits increasing $25.8 million or 13.1%. Money market and savings increased $12.5 million or 7.1%.

Asset Quality

Nonperforming assets totaled $11.3 million at September 30, 2016, an increase of $0.2 million compared to $11.1 million at June 30, 2016. The ALLL/total loans ratio was 0.88% at September 30, 2016 and June 30, 2016. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.06% of loans at September 30, 2016. The ratio of annualized net charge-offs (recoveries) to total loans was (0.04%) for the quarter ended September 30, 2016 compared to (0.03%) for the quarter ended June 30, 2016. As noted in our first quarter 2015 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000 and the second installment during the third quarter of 2015 which totaled $241,000. The remaining balance of $219,000 is expected to be received in 2016.

Energy Loans

At September 30, 2016 the company had direct energy related loans of $19.4 million, representing 2.3% of the total loan portfolio. A majority of the outstanding are secured by marine assets that operate in the Gulf of Mexico, which are under term contracts to major operators tied primarily to oil and gas production.

Third Quarter 2016 vs. Third Quarter 2015 Earnings Comparison

Third quarter 2016 net earnings available to common shareholders totaled $2.5 million compared to $2.1 million for the third quarter of 2015. Revenues from consolidated operations increased $2.3 million in quarterly comparison. Net interest income increased $780,000 in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income increased $1,117,000 in quarterly comparison for the third quarter of 2016 as compared to the third quarter of 2015 consisting mainly of increased mortgage income of $1,058,000.

Third quarter 2016 noninterest expenses increased $1,439,000, or 18.0% as compared to third quarter 2015. The largest increase in noninterest expenses was related to salaries and benefits of $1,017,000 of which $600,000 can be attributed to acquisition of The Mortgage Connection, LLC in December 2015 as well as additional salaries and benefits related to the banking team in Mobile and lender in Madison along with Treasury Management personnel.

Fully taxable-equivalent (“FTE”) net interest income totaled $10.3 million and $9.5 million for the third quarter of 2016 and 2015, respectively. The FTE net interest income increased $794,000 in prior year quarterly comparison primarily due to an increase in interest earned on loans. Purchase accounting adjustments had a difference of $28,000 on net interest income for the third quarter comparisons. Third quarter 2016 net interest margin of 3.70% includes 4 bps related to purchase accounting adjustments.

Investment securities totaled $251.7 million, or 19.9% of total assets at September 30, 2016, versus $253.1 million, or 22.2% of total assets at September 30, 2015. The average volume of investment securities increased $6.9 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 2 bps to 2.63%. The investment portfolio had a net unrealized gain of $4.5 million at September 30, 2016 as compared to $2.3 million at September 30, 2015.

The average yield on all earnings assets increased 3 basis points in prior year quarterly comparison, from 4.10% for the third quarter of 2015 to 4.13% for the third quarter of 2016. This increase was offset by an increase in average interest expense of 13 basis points from 0.39% for the third quarter of 2015 to 0.52% for the third quarter of 2016.

Third Quarter 2016 vs Second Quarter 2016 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $91,000 to $2.5 million which included after-tax acquisition charges of $146,000.

FTE net interest income increased $207,000 to $10.3 million from $10.1 million in sequential-quarter comparison. The increase was due primarily to increased loan volume.

The average yield on all earnings assets increased 8 basis points in sequential-quarter comparison, from 4.05% for the second quarter of 2016 to 4.13% for the third quarter of 2016.

Noninterest income increased $138,000 in sequential-quarter comparison consisting of an increase in mortgage income of $215,000 which was partially offset by the one-time gain of $129,000 related to the gain on securities during the second quarter.

Noninterest expenses increased $495,000 in sequential-quarter comparison which includes an increase in salaries and benefits of $245,000. Of this amount, $60,000 relates to the acquisition of The Mortgage Connection, LLC that occurred in December 2015. The increase in salaries and benefits also reflect the hiring of the lending team Madison, the treasury management executive as well as the lending team in Mobile. The increase in noninterest expenses also includes acquisition charges of $234,000.

Year to Date Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders increased $1.4 million, or 22.2%, from $6.2 million at September 30, 2015 to $7.6 million at September 30, 2016. Net interest income increased $2.2 million in year-over-year comparison as interest income earned on a higher volume of loans attributed to this overall increase.

Noninterest income increased $2.9 million in year-over-year comparison mainly consisting of increases in mortgage income of $2.2 million.

Noninterest expenses increased $2.8 million in year-over-year comparison consisting of increases in salaries and benefits of $2.3 million relating to the acquisition of The Mortgage Connection, LLC as well as salaries and benefits related to the lending teams in Madison and Mobile along with the executive for Treasury Management.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on November 23, 2016 to shareholders of record as of the close of business on November 4, 2016.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana and Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/16	Quarter Ended 6/30/16	Quarter Ended 3/31/16	Quarter Ended 12/31/15	Quarter Ended 9/30/15
Total Interest Income	$11,269	$10,871	$10,597	$10,417	$10,080
Total Interest Expense	1,202	1,016	922	804	793
Net Interest Income	10,067	9,855	9,675	9,613	9,287
FTE net interest income	10,306	10,099	9,912	9,846	9,512
Provision for loan losses	143	204	190	10	250
Non-interest income	3,099	2,961	2,483	1,903	1,982
Non-interest expense ^^	9,416	8,921	8,395	8,275	7,977
Earnings before income taxes	3,607	3,691	3,573	3,231	3,042
Income tax expense	1,049	1,042	969	873	815
Net earnings	2,558	2,649	2,604	2,358	2,227
Dividends and accretion on preferred stock	86	86	85	85	86
Net earnings available to common shareholders	$2,472	$2,563	$2,519	$2,273	$2,141

PER COMMON SHARE DATA
Basic earnings per share	$0.46	$0.47	$0.47	$0.42	$0.40
Diluted earnings per share	0.45	0.47	0.46	0.42	0.39
Diluted earnings per share, operating*	0.48	0.47	0.43	0.40	0.39
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	17.60	17.15	16.58	16.05	15.72
Tangible common book value at period end	14.73	14.26	13.67	13.10	13.02
Market price at end of period	19.10	17.27	15.63	18.34	17.47
Shares outstanding at period end	5,428,017	5,432,014	5,432,014	5,376,665	5,376,665
Weighted average shares outstanding:
Basic	5,425,567	5,432,014	5,415,339	5,376,665	5,374,790
Diluted	5,475,785	5,490,592	5,478,703	5,449,851	5,441,980

AVERAGE BALANCE SHEET DATA
Total assets	$1,233,034	$1,210,707	$1,196,328	$1,131,924	$1,109,944
Loans and leases	836,931	809,806	779,418	757,036	731,818
Total deposits	1,044,428	1,036,914	964,681	946,849	953,229
Total common equity	94,007	88,643	87,155	84,122	82,045
Total tangible common equity*	78,347	72,885	71,297	69,514	67,492
Total equity	111,130	105,766	104,278	101,245	99,168

SELECTED RATIOS
Annualized return on avg assets	.83%	.88%	.87%	.83%	.80%
Annualized return on avg assets, operating*	.85%	.85%	.78%	.76%	.78%
Annualized return on avg common equity, operating*	11.14%	11.57%	10.69%	10.27%	10.44%
Annualized return on avg tangible common equity, oper*	13.37%	14.07%	13.07%	12.43%	12.69%
Average loans to average deposits	80.13%	78.10%	80.80%	79.95%	76.77%
Taxable-equivalent net interest margin	3.70%	3.68%	3.68%	3.81%	3.79%
Efficiency Ratio	70.24%	68.31%	67.73%	70.43%	69.40%

^^includes acquisition charges of $246
CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.88%	.88%	.88%	.87%	.90%
Nonperforming assets to tangible equity + ALLL	10.81%	10.93%	11.43%	11.55%	13.28%
Nonperforming assets to total loans + ORE	1.32%	1.34%	1.40%	1.40%	1.66%
Annualized QTD net charge-offs (recoveries) to total loans	(0.04%	(0.03%)	(0.02%)	(0.002%)	(0.03%)
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Assets
Cash and cash equivalents	$70,114	$54,777	$95,965	$41,259	$65,233
Securities available-for-sale	236,168	242,855	253,126	239,732	239,631
Securities held-to-maturity	6,000	6,025	6,851	7,092	7,233
Other investments	9,516	9,578	9,570	8,135	6,249
Total investment securities	251,684	258,458	269,547	254,959	253,113
Loans held for sale	9,437	8,937	6,095	3,974	1,058
Total loans	854,366	824,083	797,764	772,515	746,588
Allowance for loan losses	(7,481)	(7,259)	(6,982)	(6,747)	(6,734)
Loans, net	846,885	816,824	790,782	765,768	739,854
Premises and equipment	33,427	33,502	33,353	33,623	33,610
Other Real Estate	4,670	4,716	4,363	3,083	4,104
Goodwill and other intangibles	15,596	15,696	15,796	15,891	14,490
Other assets	34,825	31,990	26,050	26,574	26,387
Total assets	$1,266,638	$1,224,900	$1,241,951	$1,145,131	$1,137,849

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$196,786	$194,950	$194,433	$189,445	$187,542
Interest-bearing deposits	875,003	837,413	846,672	727,250	776,298
Total deposits	1,071,789	1,032,363	1,041,105	916,695	963,840
Borrowings	68,000	68,000	78,976	110,321	58,986
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	3,881	3,929	4,363	4,369	3,091
Total liabilities	1,153,980	1,114,602	1,134,754	1,041,695	1,036,227
Total shareholders’ equity	112,658	110,298	107,197	103,436	101,622
Total liabilities and shareholders’ equity	$1,266,638	$1,224,900	$1,241,951	$1,145,131	$1,137,849

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Interest Income:
Loans, including fees	$9,706	$9,293	$9,013	$8,874	$8,556
Investment securities	1,446	1,531	1,532	1,472	1,438
Accretion of purchase accounting adjustments	92	20	22	59	73
Other interest income	25	27	30	12	13
Total interest income	11,269	10,871	10,597	10,417	10,080

Interest Expense:
Deposits	962	813	701	657	693
Borrowings	160	149	193	131	100
Subordinated debentures	80	54	28	47	47
Accretion of purchase accounting adjustments	-	-	-	(31)	(47)
Total interest expense	1,202	1,016	922	804	793

Net interest income	10,067	9,855	9,675	9,613	9,287
Provision for loan losses	143	204	190	10	250
Net interest income after provision for loan losses	9,924	9,651	9,485	9,603	9,037

Non-interest Income:
Service charges on deposit accounts	606	604	637	674	737
Mortgage Income	1,399	1,184	645	245	341
Interchange Fee Income	666	681	644	650	611
Gain (loss) on securities, net	-	129	-	-	-
Gain on sale of premises and equipment	-	-	-	-	-
BEA award, net	-	-	-	152	-
Other charges and fees	428	363	557	182	293
Total non-interest income	3,099	2,961	2,483	1,903	1,982

Non-interest expense:
Salaries and employee benefits	5,645	5,400	5,149	4,670	4,628
Occupancy expense	1,209	1,110	1,073	1,107	1,136
FDIC premiums	254	257	244	243	241
Marketing	76	132	72	150	64
Amortization of core deposit intangibles	100	100	94	100	100
Other professional services	461	321	231	377	318
Other non-interest expense	1,671	1,601	1,532	1,628	1,490
Total Non-interest expense ^^	9,416	8,921	8,395	8,275	7,977
Earnings before income taxes	3,607	3,691	3,573	3,231	3,042
Income tax expense	1,049	1,042	969	873	815
Net earnings	2,558	2,649	2,604	2,358	2,227
Dividends and accretion on preferred stock	86	86	85	85	86
Net earnings available to common shareholders	$2,472	$2,563	$2,519	$2,273	$2,141

Earnings per common share, diluted	$0.45	$0.47	$0.46	$0.42	$0.39
Operating earnings per common share, diluted*	$0.48	$0.47	$0.43	$0.40	$0.39

^^includes acquisition charges of $234 *See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	Sept 30, 2016	Percent of Total	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Percent of Total
Commercial, financial and agricultural	$121,963	14.1%	$118,924	$126,381	$129,197	$123,872	16.6%
Real estate – construction	104,644	12.1%	101,439	100,386	99,161	85,769	11.5%
Real estate – commercial	307,963	35.7%	296,676	270,085	253,309	251,631	33.7%
Real estate – residential	296,587	34.3%	282,420	276,272	272,180	265,763	35.5%
Lease Financing Receivable	2,211	0.3%	2,642	2,645	2,650	2,303	0.3%
Obligations of States & subdivisions	6,861	0.8%	6,965	7,034	969	969	0.1%
Consumer	14,137	1.6%	15,017	14,961	15,049	16,281	2.2%
Loans held for sale	9,437	1.1%	8,937	6,095	3,974	1,058	0.1%
Total loans	$863,803	100%	$833,020	$803,859	$776,489	$747,646	100%

COMPOSITION OF DEPOSITS	Sept 30, 2016	Percent of Total	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Percent of Total
Noninterest bearing	$196,786	18.4%	$194,950	$194,433	$189,445	$187,542	19.5%
NOW and other	465,404	43.4%	466,118	493,319	373,687	411,893	42.7%
Money Market/Savings	187,228	17.5%	174,740	169,733	174,090	181,861	18.9%
Time Deposits of less than $100,000	78,785	7.4%	72,389	72,295	73,865	75,022	7.8%
Time Deposits of $100,000 or more	143,586	13.3%	124,166	111,325	105,608	107,522	11.1%
Total Deposits	$1,071,789	100%	$1,032,363	$1,041,105	$916,695	$963,840	100%

ASSET QUALITY DATA	Sept 30, 2016		June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Nonaccrual loans	$5,798		$5,742	$5,851	$7,368	$7,949
Loans past due 90 days and over	420		267	628	29	6
Total nonperforming loans	6,218		6,009	6,479	7,397	7,955
Other real estate	4,670		4,716	4,363	3,083	4,104
Nonaccrual securities	408		408	408	408	408
Total nonperforming assets	$11,296		$11,133	$11,250	$10,888	$12,467

Nonperforming assets to total assets	.89%		.91%	.91%	.95%	1.10%
Nonperforming assets to total loans + ORE	1.31%		1.34%	1.40%	1.40%	1.66%
ALLL to nonperforming loans	120.31%		120.80%	107.80%	91.21%	84.65%
ALLL to total loans	.88%		.88%	.88%	.87%	.90%

Quarter-to-date net charge-offs (recoveries)	$(79)		$(72)	$(48)	$(3)	$(65)
Annualized QTD net chg/offs (recs) to loans	(0.04%)		(0.03%)	(0.02%)	(0.002%)	(0.03%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2016			June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$177,154	$965	2.18%	$186,615	$1,034	2.22%	$189,249	$1,056	2.23%	$177,964	$1,006	2.26%	$172,478	$976	2.26%

Tax-exempt securities	77,073	704	3.65%	78,290	721	3.68%	76,795	693	3.61%	75,570	685	3.63%	74,807	662	3.54%

Total investment securities	254,227	1,669	2.63%	264,905	1,755	2.65%	266,044	1,749	2.63%	253,534	1,691	2.67%	247,285	1,638	2.65%
Fed funds sold	10,356	25	0.97%	9,902	27	1.09%	12,395	30	0.97%	405	1	0.99%	5,502	13	0.95%

Int bearing deposits in other banks	11,961	16	0.54%	12,522	20	0.64%	20,909	20	0.38%	21,601	25	0.46%	20,613	25	0.49%
Loans	836,931	9,798	4.68%	809,806	9,313	4.60%	779,418	9,035	4.64%	757,036	8,933	4.72%	731,818	8,629	4.72%

Total Interest earning assets	1,113,475	11,508	4.13%	1,097,135	11,115	4.05%	1,078,766	10,834	4.02%	1,032,576	10,650	4.13%	1,005,218	10,305	4.10%
Other assets	119,559			113,572			117,562			99,348			104,726
Total assets	$1,233,034			$1,210,707			$1,196,328			$1,131,924			$1,109,944

Interest-bearing liabilities:
Deposits	$850,442	$962	0.45%	$843,771	$813	0.39%	$777,692	$701	0.36%	$752,098	$626	0.33%	$759,939	$646	0.34%
Repo	5,000	49	3.92%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%
Fed funds purchased	1,926	5	1.04%	2,894	8	1.11%	782	2	1.02%	1,984	6	1.21%	661	2	1.21%
FHLB	55,337	106	0.77%	42,962	93	0.87%	106,352	143	0.54%	60,961	77	0.51%	37,716	50	0.53%

Subordinated debentures	10,310	80	3.10%	10,310	54	2.10%	10,310	28	1.09%	10,310	47	1.82%	10,310	47	1.82%

Total interest bearing liabilities	923,015	1,202	0.52%	904,937	1,016	0.45%	900,136	922	0.41%	830,353	804	0.39%	813,626	793	0.39%
Other liabilities	198,889			200,004			191,914			200,326			197,150
Shareholders' equity	111,130			105,766			104,278			101,245			99,168

Total liabilities and shareholders' equity	$1,233,034			$1,210,707			$1,196,328			$1,131,924			$1,109,944

Net interest income (TE)		$10,306	3.61%		$10,099	3.60%		$9,912	3.61%		$9,846	3.74%		$9,512	3.71%

Net interest margin			3.70%			3.68%			3.68%			3.81%			3.79%

Core net interest margin*			3.66%			3.67%			3.66%			3.77%			3.73%

FIRST BANCSHARES, INC and SUBSIDIARIES Reconcilement of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
Three Months Ended
Per Common Share Data	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Book value per common share	$17.60	$17.15	$16.58	$16.05	$15.72
Effect of intangible assets per share	2.87	2.89	2.91	2.95	2.70
Tangible book value per common share	$14.73	$14.26	$13.67	$13.10	$13.02

Diluted earnings per share	$0.45	$0.47	$0.46	$0.42	$0.39
Effect of gain on debit card conversion, after-tax	-	-	(0.03)	-	-
Effect of gain on sale of bank premises, after-tax	-	-	-	-	-
Effect of BAE, after-tax	-	-	-	(0.02)	-
Effect of acquisition charges, after-tax	0.03	-	-	-	-
Diluted earnings per share, operating	$0.48	$0.47	$0.43	$0.40	$0.39

	Three Months Ended
Average Balance Sheet Data	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Total average assets A	$1,233,034	$1,210,707	$1,196,328	$1,131,924	$1,109,944

Total equity	$111,130	$105,766	$104,278	$101,245	$99,168
Less preferred equity	17,123	17,123	17,123	17,123	17,123
Total common equity B	94,007	88,643	87,155	84,122	82,045
Less intangible assets	15,660	15,758	15,858	14,608	14,553
Tangible common equity C	$78,347	$72,885	$71,297	$69,514	$67,492

	Three Months Ended
Core Net Interest Margin	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Net interest income (TE)	$10,306	$10,099	$9,912	$9,846	$9,512
Less purchase accounting adjustments	92	20	22	90	120
Net interest income, net of purchase accounting adj D	$10,214	$10,079	$9,890	$9,756	$9,392

Total average earning assets	$1,113,475	$1,097,135	$1,078,766	$1,032,576	$1,005,218
Add average balance of loan valuation discount	1,484	1,504	1,526	1,583	1,657
Avg earning assets, excluding loan valuation discount E	$1,114,959	$1,098,639	$1,080,292	$1,034,159	$1,006,875

Core net interest margin D/E	3.66%	3.67%	3.66%	3.77%	3.73%

	Three Months Ended
Return Ratios	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Net earnings F	$2,558	$2,649	$2,604	$2,358	$2,227
Dividends and accretion on preferred stock	86	86	85	85	86
Net earnings available to common shareholders	2,472	2,563	2,519	2,273	2,141
Gain on debit card conversion, after-tax	-	-	(189)	-	-
Gain on sale of premises and equipment, after-tax	-	-	-	-	-
BAE, after-tax	-	-	-	(112)	-
Acquisition charges, after-tax	146	-	-	-	-
Net earnings available to common shareholders, oper G	$2,618	$2,563	$2,330	$2,161	$2,141

Annualized return on avg assets F/A	.83%	.88%	.87%	.83%	.80%
Annualized return on avg assets, oper G/A	.85%	.85%	.78%	.76%	.78%
Annualized return on avg common equity, oper G/B	11.14%	11.57%	10.69%	10.27%	10.44%
Annualized return on avg tangible common equity, oper G/C	13.37%	14.07%	13.07%	12.43%	12.69%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer